EXHIBIT 10.2

TRANSITION SERVICES AGREEMENT

This Transition Services Agreement is dated as of May 5, 2016 (this “Agreement”), by and between Deerfield SS, LLC, a Delaware limited liability company (“Deerfield”) and Nuo Therapeutics, Inc. (“Nuo”, and collectively with Deerfield, the “Parties”, and each individually a “Party”).

RECITALS:

WHEREAS, on January 26, 2016 (the “Petition Date”), Nuo commenced a Chapter 11 bankruptcy proceeding in the United States Bankruptcy Court for the District of Delaware (the “Court”) in Case No. 16-10192 (MFW), in which proceeding Nuo operated as a debtor and debtor-in-possession;

WHEREAS, Nuo proposed and the Court has confirmed a Plan of Reorganization (the “Plan”) by entry of that certain Order Granting Final Approval of Disclosure Statement and Confirming Debtor’s Plan of Reorganization, dated April 25, 2016 [Docket Entry No. 367];

WHEREAS, pursuant to the Plan, Nuo’s existing Amended and Restated License Agreement dated as of October 16, 2015 (as amended by letter agreement dated as of April 20, 2016, the “License Agreement”) between Nuo and Arthrex, Inc. (“Arthrex”) is being assigned to Deerfield;

WHEREAS, the Plan provides that concurrently with the consummation of the transactions contemplated thereby, the Parties will enter into this Agreement whereby Nuo will provide Deerfield the Services (as defined herein) during the Transition Period (as defined herein);

WHEREAS, pursuant to the License Agreement, the assumption by Arthrex of all rights related to manufacture and supply of the Product Line (as such terms is defined in the License Agreement) was to occur no later than March 31, 2016 but is now targeted to occur on or around September 30, 2016 and Nuo’s continued manufacture and supply of the Product Line until such assumption by Arthrex is part of the consideration to Deerfield’s assumption of the License Agreement and support of the Plan;

AGREEMENT:

NOW, THEREFORE, for good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

SECTION 1
DEFINITIONS

For the purposes of this Agreement, the following terms will have the definitions hereinafter specified:

1.1           “Action” means any suit, charge, legal proceeding, investigation, audit, grievance, administrative enforcement proceeding or arbitration proceeding by or before any Governmental Authority or arbitrator.

1.2            “Affiliate” means with respect to any Person, any Person that directly or indirectly controls, is controlled by or is under common control with such Person, where “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct, or cause the direction of, the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

1.3           “Business Day” means any day other than a Saturday, a Sunday or any other day on which the Federal Reserve Bank of New York is closed.

1.4           “Force Majeure” means any event beyond the reasonable control of a Party or its Affiliates that delays or interrupts the performance of the obligations or covenants of such Party (or, if applicable, such Affiliate) hereunder, including (a) an intervening act of God or public enemy, war, invasion, armed conflict, act of foreign enemy, blockade, revolution, terrorist attack, sabotage, civil commotions, interference by civil or military authorities; (b) mechanical breakdowns (that could not have been prevented by industry standard maintenance), obstruction, strikes or other similar events; or (c) natural disasters, riot or other public disorder, epidemic, quarantine restriction, strike, or labor protest.

1.5           “Governmental Authority” means any government or political subdivision, whether federal, state, local or foreign, or any agency of any such government or political subdivision, or any federal, state, local or foreign court.

1.6           “Law” means any law, statute, code, ordinance, regulation, Order or rule of any Governmental Authority.

1.7           “Order” means any order, judgment, ruling, injunction, assessment, award, decree or writ issued, promulgated or entered by or with any Governmental Authority.

1.8           “Original License” means the Distributor Agreement and License dated August 7, 2013 between Nuo and Arthrex.

1.9           “Person” means any natural person, sole proprietorship, partnership, corporation, limited liability company, joint venture, unincorporated society or association, trust or other legal entity or Governmental Authority.

1.10         “Products” has the meaning provided therefor in the License Agreement.

1.11         “Service” or “Services” shall mean those services listed and described on Schedule A attached hereto to be provided pursuant to the terms and in the manner described herein.

1.12         “Transition Period” shall mean, with respect to each Service, the period beginning on the date of this Agreement and continuing until such time as Arthrex has fully assumed responsibility for the Service, and such period shall not exceed beyond October 15, 2016, unless extended by mutual agreement of the Parties.

SECTION 2
SERVICES

2.1         Transition Services.

(a)          During the Transition Period, Nuo agrees to provide to Deerfield or its Affiliate, which may be the holder of the License Agreement, all of the Services set forth on Schedule A to this Agreement. In every case, all of the Services will be provided in accordance with the terms, limitations and conditions set forth herein and on Schedule A.

(b)          Nuo acknowledges that during the Transition Period, Deerfield will be transitioning the Services being performed by Nuo hereunder to Arthrex or one or more vendors. During the Transition Period, Nuo agrees to provide reasonable assistance to Deerfield, Arthrex, and any third party vendors selected by Deerfield or Arthrex to effect such transfer in a manner designed (to the extent reasonably possible) to minimize disruptions to the business operations of Arthrex, provided that Nuo shall be reimbursed by Deerfield or Arthrex for the reasonable out-of-pocket expenses incurred by Nuo thereof in connection with the performance of its obligations under this Section 2.1(b), such reimbursement to be made promptly after receipt of a written request therefor accompanied by such reasonable documentation as Deerfield or Arthrex may request in connection therewith; provided, however, Deerfield shall not be obligated to reimburse any expense totaling more than Five Thousand Dollars ($5,000) unless Nuo obtained the prior consent of Deerfield to incur such expenses.

2.2           Quality of Services. Nuo represents and warrants that the Services provided to Deerfield by Nuo and its Affiliates hereunder will be provided in good faith, in accordance with practices and standards historically exercised by Nuo for the provision of such Services and in material compliance with applicable Laws and the terms of the License Agreement and Original License, if applicable. Except as set forth in the immediately preceding sentence, Nuo makes no representations or warranties of any kind, express or implied, with respect to the Services, including without limitation any warranties of merchantability or fitness for a particular purpose, which are specifically disclaimed.

SECTION 3
PAYMENT

3.1          Payment of Services.

(a)          In consideration for providing the Services, Deerfield will pay to Nuo, for each full calendar month during which any Service is performed hereunder: (i) the fee set forth for such Services on Schedule A and reimbursement for the actual cost of any Product purchased by Nuo for Arthrex as required by the License Agreement; and (ii) all reasonable and documented out-of-pocket expenses incurred by Nuo in providing such Services it being understood and agreed that if any Services shall be provided for less than a full calendar month (including in respect of the calendar month in which this Agreement shall be executed), the fees payable in respect thereof shall be prorated based on the number of days in such calendar month in which such Services were provided in relation to the total number of days in such calendar month; provided, however, Deerfield shall not be obligated to pay any expense totaling more than Five Thousand Dollars ($5,000) unless Nuo obtained the prior consent of Deerfield to incur such expenses.

(b)          A single written statement will be rendered each calendar month by Nuo to Deerfield for Services delivered during the preceding calendar month, which statement will include the applicable Product cost, fee or fees set forth for such Services on Schedule A and all reasonable and documented out-of-pocket expenses incurred by Nuo in providing such Services during such preceding calendar month (the “Monthly Statement”). Monthly Statements will be substantiated by supporting written information and will itemize in reasonable detail the basis for such Monthly Statement. Each Monthly Statement will be delivered promptly on the invoice date and payable to Nuo in immediately available funds within ten (10) days after the receipt by Deerfield of payment by Arthrex to Deerfield for such Product and Services, but in no event later than ninety (90) days after the invoice date of such Monthly Statement. The Monthly Statement shall be sent to the recipient at the address for Deerfield and in the manner set forth in Section 6.2. If any payment is not paid when due, Nuo shall send a notice of such overdue payment to Deerfield (a “Payment Notice”). If Deerfield does not make such overdue payment within ten (10) Business Days after receiving a Payment Notice, Nuo shall have the right to cease providing any or all of the Services it provides and terminate those Services upon delivery of ten (10) days’ prior written notice to Deerfield; provided, however, Nuo shall not cease providing any Service or terminate this Agreement if such lack of payment is due to a good faith dispute regarding such payment and any amounts not in dispute have been duly paid by Deerfield.

SECTION 4
TERM

4.1           General. Each Service will commence on the Effective Date and will continue until the end of the Transition Period. This Agreement will commence as of the Effective Date hereof and shall remain in force until the earlier of (a) expiration of the Transition Period, (b) termination of this Agreement by Nuo or Deerfield in accordance with Section 3.1(b), or 4.4(a), as applicable.

4.2           Amounts Due.

In the event of a termination or expiration of this Agreement, all outstanding amounts due from Deerfield under Sections 2.1(b) and 3.1, up through and including the date of termination or expiration, will become due and payable to Nuo and Nuo shall send or cause to be sent a final invoice in respect thereof, which shall thereafter be paid in accordance with the terms set forth in Section 3.1(b) hereof. The fee for any terminated or expired Service will be prorated on the terms set forth in Section 3.1(a) hereof.

4.3           Survival. The provisions in Sections 3.1, 4.2, 4.3, 5, and 6.2 through 6.14 hereof shall survive the expiration or other termination of this Agreement.

4.4          Termination of Agreement or Services.

(a)          At any time on written notice to the other Party, Nuo or Deerfield, as applicable, shall have the right to terminate this Agreement or all or any of the Services: (i) if the other Party commits a material breach of any of the terms or conditions of this Agreement (other than non-payment by the other Party of any invoice in respect of a Service, which shall be governed by Section 3.1(b)) and, if such breach may be cured, the other Party fails to remedy the breach within thirty (30) days of receiving such notice; or (ii) pursuant to Section 5.3.

(b)          Deerfield may terminate the use of all or any of the Services upon at least thirty (30) days’ prior notice thereof in accordance with Section 6.2. Notwithstanding anything contained in this Agreement to the contrary, if Nuo, prior to the end of the Transition Period for such Service, breaches its obligation to provide such Service, Nuo shall be liable to Deerfield for any costs incurred by Deerfield for such Services obtained from any third party provided that Deerfield shall be required to deliver to Nuo reasonable evidence of the amount of costs so incurred by Deerfield.

SECTION 5
LIABILITIES; INDEMNIFICATION

5.1          [RESERVED]

5.2          [RESERVED]

5.3          Performance Remedy; Specific Performance.

(a)          In the event that Nuo fails to provide a Service hereunder, or the quality of a Service is not in accordance with Section 2.2 (a “Failure”), Deerfield may give Nuo prompt written notice thereof. Following receipt of any such notice, Nuo will use commercially reasonable efforts to promptly remedy any such Failure. If, within fifteen (15) days following the delivery of such written notice, Nuo has not provided such Service or improved the quality thereof to be in compliance with the terms set forth in this Agreement, and if as a result of any such Failure, it becomes reasonably necessary for Deerfield to obtain any applicable Service from another provider, then Deerfield may terminate the applicable Service and Nuo shall be required to pay to Deerfield the amount of any reasonable cost (in excess of the cost of the Service to be provided by Nuo hereunder) that is actually paid by Deerfield to a third party service provider, provided that Deerfield shall be required to deliver to Nuo reasonable evidence of the amount of costs so incurred by Deerfield.

(b)           The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Subject to Section 6.5, the Parties agree that, without the necessity of posting bond or other undertaking, the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Agreement, this being in addition to any other remedy to which such party is entitled at law or in equity.

5.4          Indemnification.

(a)          Nuo will indemnify and hold harmless each of Deerfield and its Affiliates for any Actions, assessments, losses, damages, deficiencies, costs, expenses, liabilities, judgments, awards, fines, interest, sanctions, penalties and charges (including any amounts paid in settlement in accordance with this Agreement), including reasonable costs, fees and expenses of attorneys, accountants, consultants, experts and other third party representatives required to investigate, mitigate or avoid the same, arising from a claim by a third party (“Losses”) that are incurred by Deerfield or its Affiliates, as the case may be, if and to the extent that any such Loss arises out of or relates to (i) any material breach of this Agreement by Nuo or any of its Affiliates providing Services hereunder or (ii) the gross negligence, bad faith or fraud of Nuo or any of its Affiliates providing services hereunder in connection with the performance of the Services hereunder.

SECTION 6
GENERAL PROVISIONS

6.1          Access.

During the Transition Period, Deerfield will have reasonable access upon prior written notice to information or records kept by Nuo for the purposes of the delivery of Services under this Agreement.

6.2           Notices. Any notice or other communication provided for herein or given hereunder to a party hereto must be in writing, and (a) sent by facsimile transmission, (b) sent by electronic mail, (c) delivered in person, (d) mailed by first class registered or certified mail, postage prepaid, or (e) sent by Federal Express or other overnight courier of national reputation, addressed as follows:

To Nuo:

207A Perry Parkway, Suite 1

Gaithersburg, MD 20877

Attention: CEO

Fax: 240-499-2690

Email: djorden@nuot.com

If to Deerfield to:

Deerfield SS, LLC
c/o Deerfield Management Company, LP
789 Third Avenue, 37th Floor

New York, New York 10017

Attention: David J. Clark

Fax: (646) 536-5662

Email: dclark@deerfield.com

6.3           Relationship between Parties. Nothing contained in this Agreement shall be construed as creating a partnership, joint venture, agency, trust or other association of any kind, each Party being individually responsible only for its obligations as set forth in this Agreement. Nuo shall provide the Services hereunder in the capacity of an independent contractor and not as an employee or agent of Deerfield.

6.4           Assignment; Binding Effect. This Agreement and the rights hereunder and all the provisions hereof shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. The Parties acknowledge and agree that a Party may assign its rights and delegate its duties under this Agreement to one or more of its Affiliates that normally performs the contemplated Services; provided, however, that the assigning Party will remain fully responsible for compliance with the terms of this Agreement the same as if such delegation or designation were not effected.

6.5           Governing Law; Jurisdiction. All issues and questions concerning the construction, validity, interpretation and enforceability of this Agreement and the Schedules hereto, and all claims and disputes arising hereunder or thereunder or in connection herewith or therewith, whether purporting to be sound in contract or tort, or at law or in equity, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to any choice of Law or conflict of Law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware. The Parties hereto hereby agree and consent to be subject to the exclusive jurisdiction of the federal and state courts in Wilmington, Delaware, and hereby waive the right to assert the lack of personal or subject matter jurisdiction or improper venue in connection with any such suit, action or other proceeding. In furtherance of the foregoing, each of the Parties hereto (a) waives the defense of inconvenient forum, (b) agrees not to commence any suit, action or other proceeding arising out of this Agreement or any transactions contemplated hereby other than in any such court, and (c) agrees that a final judgment in any such suit, action or other proceeding shall be conclusive and may be enforced in other jurisdictions by suit or judgment or in any other manner provided by Law. EACH PARTY HERETO HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY AND WITH AND UPON THE ADVICE OF COMPETENT COUNSEL IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY LITIGATION, ACTION, PROCEEDING, CROSS-CLAIM, OR COUNTERCLAIM IN ANY COURT (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF, RELATING TO OR IN CONNECTION WITH (i) THIS AGREEMENT OR THE VALIDITY, PERFORMANCE, INTERPRETATION, COLLECTION OR ENFORCEMENT HEREOF OR (ii) THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, AUTHORIZATION, EXECUTION, DELIVERY, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

6.6           Counterparts; Electronic Transmission. This Agreement may be executed in two or more counterparts (any of which may be delivered by facsimile or email transmission followed promptly by an executed original), each of which will be deemed an original, but all of which together will constitute one and the same instrument.

6.7           Captions. The captions contained in this Agreement are for convenience of reference only and do not form a part of this Agreement.

6.8           Complete Agreement. This Agreement and the Schedules attached hereto constitute the entire agreement between the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings between the Parties with respect to such subject matter.

6.9          Interpretation.

(a)          When a reference is made in this Agreement to a Section or Schedule, such reference shall be to a Section or Schedule of or to this Agreement unless otherwise indicated.

(b)          Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

(c)          Unless the context requires otherwise, the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words in this Agreement refer to this entire Agreement.

(d)          Unless the context requires otherwise, words in this Agreement using the singular or plural number also include the plural or singular number, respectively, and the use of any gender herein shall be deemed to include the other genders.

(e)          References in this Agreement to “dollars” or “$” are to U.S. dollars.

(f)          This Agreement was prepared jointly by the Parties and no rule that it be construed against the drafter will have any application in its construction or interpretation.

6.10         Waiver and Amendment. This Agreement may be amended or modified only by an instrument in writing duly executed by each Party. Except as otherwise provided in this Agreement, any failure of any Party to comply with any obligation, covenant, agreement or condition herein may be waived by the Party entitled to the benefits thereof only by a written instrument signed by the Party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligations, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

6.11         Third Party Beneficiaries. Each Party intends that this Agreement does not benefit or create any right or cause of action in or on behalf of any Person other than the Parties hereto, and no such right shall be created.

6.12         Force Majeure. If a Party or any of its Affiliates or any other Person (including any vendor or supplier to such Party or any Affiliate thereof) is affected by an event of Force Majeure such that such Party or any Affiliate thereof is unable to fulfill all or part of its obligations under this Agreement (including providing such Party’s Services), such Party must give written notice thereof to the other Party, and thereafter and so long as such Force Majeure circumstances shall remain in effect, the affected Party and its Affiliates will be relieved of their obligations hereunder and shall not be in default or breach hereunder as a result thereof.

6.13         Severability. Any term of provision of this Agreement that is invalid or unenforceable in any jurisdiction will, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rending invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision will be interpreted to be only so broad as is enforceable.

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.

NUO THERAPEUTICS, INC.

By:	/s/ David Jorden
Name: David Jorden
Title: Acting CEO/CFO

DEERFIELD SS, LLC

By: Deerfield Mgmt, L.P., its Manager

By: J.E. Flynn Capital, LLC, its General Partner

By:	/s/ David J. Clark
Name: David J. Clark
Title: Authorized Signatory

[Signature Page to the Transition Services Agreement]

SCHEDULE A

Services	COST

During the Transition Period, Nuo will continue to provide for the manufacture and supply to Arthrex of the Products in accordance with the terms of License Agreement and Original License, as applicable, and provide its full cooperation, as commercially reasonable, to assist Arthrex with the manufacture and supply of the Products, notwithstanding any argument that Nuo could assert that it is not obligated to perform under the terms of License Agreement following March 31, 2016.

Nuo will provide consultation, as commercially reasonable to Arthrex concerning technical aspects, regulatory clearances and approvals and use of the Products from time to time as reasonably requested by Arthrex.

Nuo will, so far as it is reasonably able, provide Arthrex all scientific and technical information available to Nuo and required in connection with the licenses granted under the License Agreement, or to respond to inquiries from customers or governmental or regulatory authorities.

Nuo will provide the services required by Section 5(a) and 5(c) the License Agreement and such other services, as reasonably necessary to fulfill the obligations to Nuo under the License Agreement and Original License, as applicable, including but not limited to transition of the manufacture and supply of Product to Arthrex, as Deerfield or Arthrex may reasonably request.

USD 10,000 per month

Nuo will permit Arthrex and its contractors, subcontractors and other agents to duplicate, translate, decompile, reverse engineer and adapt any Products or component parts thereof.	None

Nuo will complete the “cable refit” on any defective Products identified in Schedule B exhibiting a “white screen” failure or potential for “white screen” failure.	None

Nuo will be responsible for all Products that it has manufactured and supplied to Arthrex, or shall supply to Arthrex in accordance with Section 2(b) of the License Agreement.

Nuo will provide Deerfield with all information, materials, and documents comprising the Intellectual Property Rights (as defined in the License Agreement) and reasonable access to Nuo employees or agents necessary to facilitate Deerfield’s or Arthrex’s utilization of the Intellectual Property Rights as contemplated under the License Agreement.

SCHEDULE B

SERIAL NUMBER
GB	928
GB	929
GB	930
GB	931
GB	932
GB	933
GB	934
GB	935
GB	936
GB	937
GB	938
GB	939
GB	940
GB	941
GB	942
GB	943
GB	944
GB	945
GB	946
GB	947
GB	948
GB	950
GB	951
GB	952
GB	953
GB	954
GB	955
GB	956
GB	958
GB	959
GB	961
GB	962
GB	963
GB	964
GB	965
GB	966
GB	967

GB	968
GB	969
GB	970
GB	971
GB	972
GB	973
GB	974
GB	976
GB	977
GB	978
GB	979
GB	981
GB	985
GB	987
GB	992
GB	993
GB	998
GB	1003
GB	1004
GB	1006
GB	1011
GB	1012
GB	1015
GB	1018
GB	1021
GB	1023
GB	1024
GB	1026
GB	1027
GB	1031
GB	1032
GB	1033
GB	1034
GB	1038
GB	1040
GB	1041
GB	1043
GB	1045
GB	1047
GB	1048

GB	1049
GB	1050
GB	1051
GB	1053
GB	1057
GB	1059
GB	1064
GB	1066
GB	1069
GB	1070
GB	1071
GB	1072
GB	1074
GB	1075
GB	1076
GB	1077
GB	1079
GB	1080
GB	1082
GB	1083
GB	1084
GB	1085
GB	1086
GB	1088
GB	1089
GB	1090
GB	1091
GB	1092
GB	1093
GB	1094
GB	1096
GB	1097
GB	1098
GB	1099
GB	1100
GB	1102
GB	1104
GB	1105
GB	1107
GB	1108

GB	1109
GB	1110
GB	1111
GB	1112
GB	1114
GB	1115
GB	1116
GB	1119
GB	1121
GB	1123
GB	1128
GB	1129
GB	1132
GB	1134
GB	1135
GB	1136
GB	1137
GB	1138
GB	1143
GB	1146
GB	1148
GB	1150
GB	1151
GB	1153
GB	1154
GB	1155
GB	1156
GB	1157
GB	1158
GB	1160
GB	1161
GB	1162
GB	1163
GB	1166
GB	1167
GB	1168
GB	1169
GB	1170
GB	1171
GB	1174

GB	1175
GB	1176
GB	1177
GB	1179
GB	1180
GB	1183
GB	1184
GB	1188
GB	1191
GB	1192
GB	1193
GB	1194
GB	1195
GB	1196
GB	1197
GB	1200
GB	1201
GB	1202
GB	1203
GB	1205
GB	1206
GB	1207
GB	1208
GB	1209
GB	1210
GB	1212
GB	1213
GB	1214
GB	1216
GB	1217
GB	1218
GB	1219
GB	1220
GB	1222
GB	1223
GB	1224
GB	1225
GB	1226
GB	1227
GB	1228

GB	1230
GB	1231
GB	1232
GB	1234
GB	1235
GB	1236
GB	1238
GB	1239
GB	1240
GB	1241
GB	1242
GB	1243
GB	1244
GB	1245
GB	1246
GB	1247
GB	1248
GB	1249
GB	1251
GB	1252
GB	1253
GB	1254
GB	1255
GB	1256
GB	1257
GB	1258
GB	1259
GB	1260
GB	1261
GB	1265
GB	1268
GB	1269
GB	1270
GB	1271
GB	1272
GB	1274
GB	1275
GB	1276
GB	1277
GB	1278

GB	1279
GB	1280
GB	1282
GB	1283
GB	1284
GB	1286
GB	1287
GB	1288
GB	1289
GB	1290
GB	1292
GB	1293
GB	1294
GB	1296
GB	1297
GB	1298
GB	1299
GB	1300
GB	1301
GB	1302
GB	1303
GB	1304
GB	1305
GB	1306
GB	1307
GB	1308
GB	1309
GB	1311
GB	1313
GB	1314
GB	1315
GB	1316
GB	1317
GB	1319
GB	1320
GB	1321
GB	1322
GB	1324
GB	1325
GB	1326

GB	1327
GB	1328
GB	1329
GB	1330
GB	1332
GB	1333
GB	1334
GB	1335
GB	1337
GB	1338
GB	1339
GB	1340
GB	1341
GB	1343